UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Parks! America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Parks! America, Inc.

1300 Oak Grove Road

Pine Mountain, Georgia 31822-1197

AMENDMENT NO. 1

TO THE PROXY STATEMENT DATED APRIL 23, 2024

FOR THE 2024 annual MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2024

This Amendment No. 1 (this “Amendment”), dated May 3, 2024, amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Parks! America, Inc., a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission on April 23, 2024, in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Annual Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”).

The Annual Meeting will be held on June 6, 2024 at 10:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast at www.cesonlineservices.com/prka24_vm. Only stockholders of record of common stock, par value $0.001, at the close of business on May 13, 2024 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, WHICH CONTAINS IMPORTANT ADDITIONAL INFORMATION. The Company is filing this Amendment to correct a minor error in the Proxy Statement. Except as to the matters specifically discussed herein, this Amendment does not otherwise modify or update any information or disclosure contained in the Proxy Statement. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement.

INFORMATION REGARDING THE VOTING OF PROXIES

Certain portions of the Proxy Statement are amended and restated as follows (removed text in strikethrough font and new text in bold and underlined font):

What happens if I return a WHITE Proxy Card but give voting instructions for more than seven (7) nominees?

What happens if I return a WHITE Proxy Card but give instructions for fewer than seven (7) nominees?

An “over-vote” occurs when a stockholder submits more votes “FOR” nominees than there are Board seats up for election. To the extent an over-vote (i.e., voting “FOR” with respect to more than seven (7) nominees on Proposal 1) occurs on any stockholder’s WHITE Proxy Card and it is not corrected, all of such record holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted.

An “under-vote” occurs when a stockholder submits fewer votes “FOR” nominees than there are Board seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than seven (7) nominees on Proposal 1) occurs on any stockholder’s WHITE Proxy Card, your shares will only be voted “FOR” those nominees you have so marked ~~and “AGAINST” for the other nominees~~. If you are a stockholder of record and you sign and return a WHITE Proxy Card but do not make specific choices for the voting of your shares, then your proxy will vote your shares as recommended by the Board. We encourage you to vote by Internet to avoid an “over-vote” or an unintentional “under-vote.”

If you have any questions or need assistance voting, please contact Saratoga, our proxy solicitor:

520 8th Avenue, 14th Floor

New York, New York 10022

(212) 257-1311

Stockholders call toll free at (888) 368-0379

info@saratogaproxy.com